                                                                   EXHIBIT 10.19

                        PORT AUTHORITY PERMIT NO. AX-678

THIS PERMIT SHALL NOT BE BINDING UPON THE PORT AUTHORITY UNTIL DULY EXECUTED BY AN EXECUTIVE OFFICER THEREOF, AND DELIVERED TO THE PERMITTEE BY AN AUTHORIZED REPRESENTATIVE OF THE PORT AUTHORITY.

                  THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY
                             One World Trade Center
                            New York, New York 10048

           PRIVILEGED REPRESENTED GROUND TRANSPORTATION SERVICE PERMIT

The Port Authority of New York and New Jersey (herein called the "Port Authority") hereby grants to the Permittee hereinafter named the hereinafter described privilege at the Port Authority Facilities hereinafter named, in accordance with the Terms and Conditions hereof; and the Permittee agrees to pay the fee hereinafter specified and to perform all other obligations imposed upon it in the said Terms and Conditions:

 1. FACILITIES:                    Newark International Airport, John F. Kennedy
                                   International Airport and LaGuardia Airport

 2. PERMITTEE:                     Shuttle Associates, LLC
                                   D.B.A. Super Shuttle New York
                                   a limited liability company of the State of New York

   PERMITTEE'S ADDRESS:            4610 South 35th Street
                                   Phoenix, Arizona 85040

 3. PERMITTEE'S
    REPRESENTATIVE:                R. Brian Wier, President

 4.  PRIVILEGE:                    As set forth in Special Endorsement No. 1

 5.  FEE:                          Two Hundred Seventy Two Dollars ($272) per
                                   seat, per vehicle, annually.

 6.  EFFECTIVE DATE:               May 1, 1998

 7.  EXPIRATION DATE:              February 29, 2000, unless sooner revoked or
                                   terminated as provided in Section 1 of the following Terms and Conditions.

 8.  ENDORSEMENTS:                3.1, 8.0, 9.1, 9.5, 9.6, 10.1, 12.1, 14.1,
                                  16.1, 17.1, 18.1, 19.1, 19.2, 19.3, 22, 23.1,
                                  28 and SPECIAL


 SHUTTLE ASSOCIATES, LLC.                THE PORT AUTHORITY OF NY & NJ
 D.B.A SUPER SHUTTLE NEW YORK

 By: /s/ Illegible Signature             By:
   ------------------------------           ---------------------------------

 Title: President                        Title:
     ---------------------------              -------------------------------

 Dated: as of April 2, 1998

                              TERMS AND CONDITIONS

1. The permission granted by this Permit shall take effect upon the effective date hereinbefore set forth. Notwithstanding any other term or condition hereof, it may be revoked without cause, upon thirty (30) days' written notice, by the Port Authority or terminated without cause, upon thirty (30) days' written notice by the Permittee provided, however, that it may be revoked on twenty-four (24) hours' notice if the Permittee shall fail to keep, perform and observe each and every promise, agreement, condition, term and provision contained in this Permit, including but not limited to the obligation to pay fees. Unless sooner revoked or terminated, such permission shall expire in any event upon the expiration date set forth above. Revocation or termination shall not relieve the Permittee of any liabilities or obligations hereunder which shall have accrued on or prior to the effective date of revocation or termination.

2.       The rights granted hereby shall be exercised

         (a) if the Permittee is a corporation, by the Permittee acting only through the medium of its officers and employees,

         (b) if the Permittee is an unincorporated association, or a "Massachusetts" or business trust, by the Permittee acting only through the medium of its members, trustees, officers, and employees, or

         (c) if the Permittee is a partnership, by the Permittee acting only through the medium of its partners and employees, or

         (d) if the Permittee is an individual, by the Permittee acting only personally or through the medium of his employees;

         and the Permittee shall not, without the written approval of the Port Authority, exercise such rights through the medium of any other person, corporation or legal entity. The Permittee shall not assign or transfer this Permit or any of the rights granted hereby, or enter into any contract requiring or permitting the doing of anything hereunder by an independent contractor. In the event of the issuance of this Permit to more than one individual or other legal entity (or to any combination thereof), then and in that event each and every obligation or undertaking herein stated to be fulfilled or performed by the Permittee shall be the joint and several obligation of each such individual or other legal entity.

3. This Permit does not constitute the Permittee the agent or representative of the Port Authority for any purpose whatsoever.

4. The operations of the Permittee, its employees, invitees and those doing business with it shall be conducted in an orderly and proper manner and so as not to annoy, disturb or be offensive to others at the Facility. The Permittee shall provide and its employees shall wear or carry badges or other suitable means of identification and the employees shall wear appropriate uniforms. The badges, means of identification and uniforms shall be subject to the written approval of the Manager of the Facility. The Port Authority shall have the right to object to the Permittee regarding the demeanor, conduct and appearance of the Permittee's employees, invitees and those doing business with it, whereupon the Permittee will take all steps necessary to remove the cause of the objection.

5. In the use of the parkways, roads, streets, bridges, corridors, hallways, stairs and other common areas of the Facility as a means of ingress and egress to, from and about the Facility, and also in the use of portions of the Facility to which the general public is admitted, the Permittee shall conform (and shall require its employees, invitees and others doing business with it to conform) to the Rules and Regulations of the Port Authority which are now in effect or which may hereafter be adopted for the safe and efficient operation of the Facility.

         The Permittee, its employees, invitees and others doing business with it shall, except as provided pursuant to Special Endorsement No. 10 (b) of this Permit, have no right to park vehicles within any Facility hereunder, except in regular parking areas and upon payment of the regular charges therefor.


6.       (a)  The Permittee shall indemnify and hold harmless the Port
              Authority, its commissioners, officers, employees and representatives, from and against (and shall reimburse the Port Authority for the Port Authority's costs and expenses including legal expenses incurred in connection with the defense of) all claims and demands of third persons including but not limited to claims and demands for death or personal injuries, or for property damages, arising out of any default of the Permittee, its officers, employees, and persons who are doing business with it, in performing or observing any term or provision of this Permit, or out of any of the operations, acts or omissions of the Permittee, its officers, employees, and persons who are doing business with it, including claims and demands of the City of New York or the City of Newark against the Port Authority for indemnification arising by operation of law or through agreement of the Port Authority with either of the said Cities.

         (b) If so directed, the Permittee shall at its own expense defend any suit based upon any such claim or demand (even if such claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal, the immunity of the Port Authority, its Commissioners, officers, agents or employee, the governmental nature of the Port Authority, or the provisions of any statutes respecting suits against the Port Authority.

7. The Permittee shall promptly repair or replace any property of the Port Authority damaged by the Permittee's operations hereunder. The Permittee shall not install any fixtures or make any alterations or improvements in or additions or repairs to any property of the Port Authority except with its prior written approval.

8. Any property of the Permittee placed on or kept at the Facility by virtue of this Permit shall be removed on or before the expiration of the permission hereby granted or on or before the revocation or termination of the permission hereby granted, whichever shall be earlier. If the Permittee shall so fail to remove such property upon the expiration, termination, or revocation hereof, the Port Authority may at its option, as agent for the Permittee, remove such property to a public warehouse, or may retain the same in its own possession, and in either, event after the expiration of thirty (30) days may sell the same at public auction; the proceeds of any such sale shall be applied first to the expenses of removal, storage and sale, second to any sums owed by the Permittee to the Port Authority; any balance remaining shall be paid to the Permittee. Any excess of the total cost of removal, storage and sale over the proceeds of sale shall be paid by the Permittee to the Port Authority upon demand. Without limiting any other term or provision of this Permit the Permittee shall indemnify and hold harmless the Port Authority, its Commissioners, officers, agents, employees and contractors from all claims of third persons arising out of the Port Authority's removal and disposition of property pursuant to this Section, including claims for conversion, claims for loss or damage to property, claims for injury to persons (including death), and claims for any other damages, consequential or otherwise.


9. The Permittee represents that it is the owner of or fully authorized to use or sell any and all services, processes, machines, articles, marks, names or slogans used or sold by it in its operations under or in any wise connected with this Permit. Without in any wise limiting its obligations under Section 6 hereof the Permittee agrees to indemnify and hold harmless the Port Authority, its Commissioners, officers, employees, agents and representatives of and from any loss, liability, expense, suit or claim for damages in connection with any actual or alleged infringement of any patent, trademark or copyright, or arising from any alleged or actual unfair competition or other similar claims arising out of the operations of the Permittee under or in any wise connected with this Permit.


10. The Port Authority shall have the right at any time as often as it may consider it necessary to inspect the Permittee's machines and other equipment, any services being rendered, any merchandise being sold or held for sale by the Permittee, and any activities or operations of the Permittee hereunder. Upon request of the Port Authority, the Permittee shall operate or demonstrate any machines or equipment owned by or in the possession of the Permittee on the Facility or to be placed or brought on the Facility and shall demonstrate any process or other activity being carried on by the Permittee hereunder. Upon notification by the Port Authority of any deficiency in any machine or piece of equipment, the Permittee shall immediately make good the deficiency or withdraw the machine or piece of equipment from service, and provide a satisfactory substitute.


11. No signs, posters or similar devices shall be erected, displayed or maintained by the Permittee in view of the general public without the written approval of the Manager of the Facility; and any not approved by him may be removed by the Port Authority at the expense of the Permittee.



12. The Permittee's representative hereinbefore specified (or such substitute as the Permittee may hereafter designate in writing) shall have full authority to act for the Permittee in connection with this Permit, and to do any act or thing to be done hereunder, and to execute on behalf of the Permittee any amendments or supplements to this Permit or any extension thereof, and to give and receive notices hereunder.


13. The term "Executive Director" as used herein shall mean the person or persons from time to time designated by the Port Authority to exercise the powers and functions vested in the Executive Director by this Permit; but until further notice from the Port Authority to the Permittee, it shall mean the Executive Director of the Port Authority for the time being, or his duly designated representative or representatives.


14. A bill or statement may be rendered and any notice or communication which the Port Authority may desire to give the Permittee shall be deemed sufficiently rendered or given, if the same is in writing and sent by certified or registered mail addressed to the Permittee at the address specified on the first page hereof or at the address that the Permittee may have most recently substituted therefor by notice to the Port Authority, or left at such address, or delivered to the representative of the Permittee, and the time of rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is mailed, left or delivered as herein provided. Any notice from the Permittee to the Port Authority shall be validly given if sent by registered mail addressed to the Executive Director of the Port Authority at One World Trade Center, New York, New York 10048, or at such other address as the Port Authority shall hereafter designate by notice to the Permittee.

15. The Permittee agrees to be bound by and comply with the provisions of all endorsements annexed to the Permit at the time of issuance.

16. Neither the Commissioners of the Port Authority nor any officer, agent or employee thereof, shall be charged personally by the Permittee with any liability, or held liable to it, under any term or provision of this Permit, or because of its execution or attempted execution, or because of any breach thereof.

17. This Permit, including the attached endorsements and exhibits, if any, constitutes the entire agreement of the Port Authority and the Permittee on the subject matter hereof and may not be changed, modified, discharged or extended, except by written instrument duly executed on behalf of the Port Authority and the Permittee. The Permittee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing herein.

         A principal purpose of the Port Authority in granting the permission under this Permit is to have available for passengers, travelers and other users of the Port Authority Facility, all other members of the public, and persons employed at the Facility, the merchandise and/or services which the Permittee is permitted to sell and/or render hereunder, all for the better accommodation, convenience and welfare of such individuals and in fulfillment of the Port Authority's obligation to operate facilities for the use and benefit of the public.

         The Permittee agrees that it will conduct a first class operation and will furnish all fixtures, equipment, personnel (including licensed personnel as necessary), supplies, materials and other facilities and replacements necessary or proper therefor. The Permittee shall furnish all services hereunder on a fair, equal and non-discriminatory basis to all users thereof.


STANDARD ENDORSEMENT NO. 3.1
ACCOMMODATION OF THE PUBLIC
All Facilities
8/21/49

         If the Permittee should fail to pay any amount required under this Permit when due to the Port Authority, including without limitation any payment of any fixed or percentage fee or any payment of utility or other charges, or if any such amount is found to be due as the result of an audit, then, in such event, the Port Authority may impose (by statement, bill or otherwise) a late charge with respect to each such unpaid amount for each late charge period (hereinbelow described) during the entirety of which such amount remains unpaid, each such late charge not to exceed an amount equal to eight-tenths of one percent of such unpaid amount for each late charge period. There shall be twenty-four late charge periods on a calendar year basis; each late charge period shall be for a period of at least fifteen (15) calendar days except one late charge period each calendar year may be for a period of less than fifteen (but not less than thirteen) calendar days. Without limiting the generality of the foregoing, late charge periods in the case of amounts found to have been owing to the Port Authority as the result of Port Authority audit findings shall consist of each late charge period following the date the unpaid amount should have been paid under this Permit. Each late charge shall be payable immediately upon demand made at any time therefor by the Port Authority. No acceptance by the Port Authority of payment of any unpaid amount or of any unpaid late charge amount shall be deemed a waiver of the right of the Port Authority to payment of any late charge or late charges payable under the provisions of this Endorse-ment with respect to such unpaid amount. Nothing in this Endorsement is intended to, or shall be deemed to, affect, alter, modify or diminish in any way (i) any rights of the Port Authority under this Permit, including without limitation the Port Authority's rights set forth in Section 1 of the Terms and Conditions of this Permit or (ii) any obligations of the Permittee under this Permit. In the event that any late charge imposed pursuant to this Endorsement shall exceed a legal maximum applicable to such late charge, then, in such event, each such late charge payable under this Permit shall be payable instead at such legal maximum.




STANDARD ENDORSEMENT NO. 8.0
LATE CHARGES
All Facilities
7/30/82

         The Permittee shall

                  (a) Furnish good, prompt and efficient service hereunder, adequate to meet all demands therefor at the Airport;

                  (b) Furnish said service on a fair, equal and non-discriminatory basis to all users thereof; and

                  (c) Charge fair, reasonable and non-discriminatory prices for each unit of sale or service, provided that the Permittee may make reasonable and non-discriminatory discounts, rebates or other similar types of price reductions to volume purchasers.

         As used in the above subsections "service" shall include furnishing of parts, materials and supplies (including sale thereof).

         The Port Authority has applied for and received a grant or grants of money from the Administrator of the Federal Aviation Administration pursuant to the Airport and Airways Development Act of 1970, as the same has been amended and supplemented, and under prior federal statutes which said Act superseded and the Port Authority may in the future apply for and receive further such grants. In connection therewith the Port Authority has undertaken and may in the future undertake certain obligations respecting its operation of the Airport and the activities of its contractors, lessees and permittees thereon. The performance by the Permittee of the promises and obligations contained in this Permit is therefore a special consideration and inducement to the issuance of this Permit by the Port Authority, and the Permittee further agrees that if the Administrator of the Federal Aviation Administration or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority in connection with Federal Airport Aid, shall make any orders, recommendations or suggestions respecting the performance by the Permittee of its obligations under this Permit, the Permittee will promptly comply therewith at the time or times, when and to the extent that the Port Authority may direct.


STANDARD ENDORSEMENT NO. 9.1

FEDERAL AIRPORT AID

Airports

1/19/81

         (a) Without limiting the generality of any Of the provisions of this Permit, the Permittee, for itself, its successors in interest and assigns, as a part of the consideration hereof, does hereby agree that (1) no person on the grounds of race, creed, color, national origin or sex shall be excluded from participation in, denied the benefits of, or be otherwise subject to discrimination in the use of any Space and the exercise of any privileges under this Permit, (2) that in the construction of any improvements on, over, or under any Space under this Permit and the furnishing of services thereon by it, no person on the grounds of race, creed, color, national origin or sex shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (3) that the Permittee shall use any Space and exercise any privileges under this Permit in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from time to time may be applicable to the Permittee's operations thereat, whether by reason of agreement between the Port Authority and the United States Government or otherwise.

         (b) The Permittee shall include the provisions of paragraph (a) of this Endorsement in every agreement or concession it may make pursuant to which any person or persons, other than the Permittee, operates any facility at the Airport providing services to the public and shall also include therein a provision granting the Port Authority a right to take such action as the United States may direct to enforce such provisions.

         (c) The Permittee's noncompliance with the provisions of this Endorsement shall constitute a material breach of this Permit. In the event of the breach by the Permittee of any of the above non-discrimination provisions, the Port Authority



STANDARD ENDORSEMENT NO. 9.5           (Page 1)
NON-DISCRIMINATION
AIRPORTS
5/19/80
may take any appropriate action to enforce compliance or by giving twenty-four
(24) hours' notice, may revoke this Permit and the permission hereunder; or may pursue such other remedies as may be provided by law; and as to any or all of the foregoing, the Port Authority may take such action as the United States may direct.

         (d) The Permittee shall indemnify and hold harmless the Port Authority from any claims and demands of third persons including the United States of America resulting from the Permittee's noncompliance with any of the provisions of this Endorsement and the Permittee shall reimburse the Port Authority for any loss or expense incurred by reason of such noncompliance.

         (e) Nothing contained in this Endorsement shall grant or shall be deemed to grant to the Permittee the right to transfer or assign this Permit, to make any agreement or concession of the type mentioned in paragraph (b) hereof, or any right to perform any construction on any Space under the Permit.


STANDARD ENDORSEMENT No. 9.5      (Page 2)
NON-DISCRIMINATION
AIRPORTS
5/19/80

         The Permittee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The Permittee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. The Permittee assures that it will require that its covered suborganizations provide assurances to the Permittee that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.



STANDARD ENDORSEMENT NO. 9.6
AIRPORTS
AFFIRMATIVE ACTION

         The Permittee shall daily remove from the Airport by means of facilities provided by it all garbage, debris and other waste material arising out of or in connection with its operations hereunder.


STANDARD ENDORSEMENT NO. 10.1
GARBAGE
AIRPORTS
7/12/49

         The Permittee shall refrain from entering into continuing contracts or arrangements with third parties for furnishing services covered hereunder when such contracts or arrangements will have the effect of utilizing to an unreasonable extent the Permittee's capacity for rendering such services. A reasonable amount of capacity shall be reserved by the Permittee for the purpose of rendering services hereunder to those who are not parties to continuing contracts with the Permittee.

         The Permittee shall not enter into any agreement or understanding, express or implied, binding or nonbinding, with any other person who may furnish services at the Airport similar to those furnished hereunder which will have the effect of (a) fixing rates and charges to be paid by users of the services; (b) lessening or preventing competition between the Permittee and such other furnishers of services; or (c) tending to create a monopoly on the Airport in connection with the furnishing of such services.


STANDARD ENDORSEMENT NO. 12.1
CAPACITY & COMPETITION
Airports
7/21/49

         Except as specifically provided herein to the contrary, the Permittee shall not, by virtue of the issue and acceptance of this Permit, be released or discharged from any liabilities or obligations whatsoever under any other Port Authority permits or agreements including but not limited to any permits to make alterations.

         In the event that any space or location covered by this Permit is the same as is or has been covered by another Port Authority permit or other agreement with the Permittee, then any liabilities or obligations which by the terms of such permit or agreement, or permits thereunder to make alterations, mature at the expiration or revocation or termination of said permit or agreement, shall be deemed to survive and to mature at the expiration or sooner termination or revocation of this Permit, insofar as such liabilities or obligations require the removal of property from and/or the restoration of the space or location.


STANDARD ENDORSEMENT NO. 14.1
DUTIES UNDER OTHER AGREEMENTS
All Facilities
7/21/49

         The Permittee shall observe and obey (and compel its officers, employees, guests, invitees, and those doing business with it, to observe and obey) the rules and regulations of the Port Authority now in effect, and such further reasonable rules and regulations which may from time to time during the effective period of this Permit, be promulgated by the Port Authority for reasons of safety, health, preservation of property or maintenance of a good and orderly appearance of the Airport including any Space covered by this Permit, or for the safe and efficient operation of the Airport including any space covered by this Permit. The Port Authority agrees that, except in cases of emergency, it shall give notice to the Permittee of every rule and regulation hereafter adopted by it at least five days before the Permittee shall be required to comply therewith.

         The Permittee shall provide and its employees shall wear or carry badges or other suitable means of identification. The badges or means of identification shall be subject to the written approval of the Airport Manager.


STANDARD ENDORSEMENT NO. 16.1
RULES & REGULATIONS COMPLIANCE
Airports
6/29/62

         The Permittee shall procure all licenses, certificates, permits or other authorization from all governmental authorities, if any, having jurisdiction over the Permittee's operations at the Facility which may be necessary for the Permittee's operations thereat.

         The Permittee shall pay all taxes, license, certification, permit and examination fees and excises which may be assessed, levied, exacted or imposed on its property or operation hereunder or on the gross receipts or income therefrom, and shall make all applications, reports and returns required in connection therewith.

         The Permittee shall promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directions which may pertain or apply to the Permittee's operations at the Facility.

         The Permittee's obligations to comply with governmental requirements are provided herein for the purpose of assuring proper safeguards for the protection of persons and property at the Facility and are not to be construed as a submission by the Port Authority to the application to itself of such requirements or any of them.



STANDARD ENDORSEMENT NO. 17.1

LAW COMPLIANCE

All Facilities

8/29/49

         Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be charged personally by the Permittee with any liability, or held liable to it, under any term or provision of this Permit, or because of its execution or attempted execution, or because of any breach thereof.








STANDARD ENDORSEMENT NO. 18.1
NO PERSONAL LIABILITY
All Facilities
6/1/50

         Notwithstanding any other provision of this Permit, the permission hereby granted shall in any event terminate with the expiration or termination of the lease of La Guardia Airport from the City of New York to the Port Authority under the agreement between the City and the Port Authority dated April 17, 1947, as the same from time to time may have been or may be supplemented or amended. Said agreement dated April 17, 1947 has been recorded in the Office of the Register of The City of New York, County of Queens, on May 22, 1947, in Liber 5402 of Conveyances, at pages 319 et seq. No greater rights or privileges are hereby granted to the Permittee than the Port Authority has power to grant under said agreement as supplemented or amended as aforesaid.

         "La Guardia Airport" or "Airport" shall mean the land and premises in The City of New York, in the County of Queens and State of New York, which are shown in green upon the exhibit attached to said agreement between the City and the Port Authority and marked "Map I", and lands contiguous thereto which may have been heretofore or may hereafter be acquired by the Port Authority to use for air terminal purposes.

         The Port Authority has agreed by a provision in its agreement of lease with the City covering the Airport to conform to the enactments, ordinances, resolutions and regulations of the City and of its various departments, boards and bureaus in regard to the construction and maintenance of buildings and structures and in regard to health and fire protection, to the extent that the Port Authority finds it practicable so to do. The Permittee shall, within forty-eight (48) hours after its receipt of any notice of violation, warning notice, summons, or other legal process for the enforcement of any such enactment, ordinance, resolution or regulation, deliver the same to the Port Authority for examination and determination of the applicability of the agreement of lease provision thereto. Unless otherwise directed in writing by the Port Authority, the Permittee shall conform to such enactments, ordinances, resolutions and regulations insofar as they relate to the operations of the Permittee at the Airport. In the event of compliance with any such enactment, ordinance, resolution or regulation on the part of the Permittee, acting in good faith, commenced after such delivery to the Port Authority but prior to the receipt by the Permittee of a written direction from the Port Authority, such compliance shall not constitute a breach of this Permit, although the Port Authority thereafter notifies the Permittee to refrain from such compliance. Nothing herein contained shall release or discharge the Permittee from compliance with any other provision hereof respecting governmental requirements.


ENDORSEMENT NO. 19.1
La Guardia Airport
5/19/49

         Notwithstanding any other provisions of this Permit, the permission hereby granted shall in any event terminate with the expiration or termination of the lease of John F. Kennedy International Airport from The City of New York to the Port Authority under the agreement between the City and the Port Authority dated April 17, 1947, as the same from time to time may have been or may be supplemented or amended. Said agreement dated April 17, 1947 has been recorded in the Office of the Register of The City of New York, County of Queens, on May 22, 1947, in Liber 5402 of Conveyances, at pages 319 et seq. No greater rights or privileges are hereby granted to the Permittee than the Port Authority has power to grant under said agreement as supplemented or amended as aforesaid.

         "John F. Kennedy International Airport" or "Airport" shall mean the land and premises in The City of New York, in the County of Queens and State of New York, which are shown in green upon the exhibit attached to said agreement between the City and the Port Authority and marked "Map II", and lands contiguous thereto which may have been heretofore or may hereafter be acquired by the Port Authority to use for air terminal purposes.

         The Port Authority has agreed by a provision in its agreement of lease with the City covering the Airport to conform to the enactments, ordinances, resolutions and regulations of the City and of its various departments, boards and bureaus in regard to the construction and maintenance of buildings and structures and in regard to health and fire protection, to the extent that the Port Authority finds it practicable so to do. The Permittee shall, within forty-eight (48) hours after its receipt of any notice of violation, warning notice, summons, or other legal process for the enforcement of any such enactment, ordinance, resolution or regulation, deliver the same to the Port Authority for examination and determination of the applicability of the agreement of lease provision thereto. Unless otherwise directed in writing by the Port Authority, the Permittee shall conform to such enactments, ordinances, resolutions and regulations insofar as they relate to the operations of the Permittee at the Airport. In the event of compliance with any such enactment, ordinance, resolution or regulation on the part of the Permittee, acting in good faith, commenced after such delivery to the Port Authority but prior to the receipt by the Permittee of a written direction from the Port Authority, such compliance shall not constitute a breach of this Permit, although the Port Authority thereafter notifies the Permittee to refrain from such compliance. Nothing herein contained shall release or discharge the Permittee from compliance with any other provision hereof respecting governmental requirements.


ENDORSEMENT NO. 19.2
JFKIA
1/16/64

         Notwithstanding any other provision of this Permit, the permission hereby granted shall in any event terminate with the expiration or termination of the lease of Newark International Airport from The City of Newark to the Port Authority under the agreement between the City and the Port Authority dated October 22, 1947, as the same from time to time may have been or may be supplemented or amended. Said agreement dated October 22, 1947 has been recorded in the Office of the Register of Deeds for the County of Essex on October 30, 1947 in Book E-110 of Deeds at pages 242, et seq. No greater rights or privileges are hereby granted to the Permittee than the Port Authority has power to grant under said agreement as supplemented or amended as aforesaid.

         "Newark International Airport" or "Airport" shall mean the land and premises in the County of Essex and State of New Jersey, which are westerly of the right of way of the Central Railroad of New Jersey and are shown upon the exhibit attached to the said agreement between the City and the Port Authority and marked "Exhibit 'A'", as contained within the limits of a line of crosses appearing on said exhibit and designated "Boundary of terminal area in City of Newark", and lands contiguous thereto which may have been heretofore or may hereafter be acquired by the Port Authority to use for air terminal purposes.

         The Port Authority has agreed by a provision in its agreement of lease with the City covering the Airport to conform to the enactments, ordinances, resolutions and regulations of the City and of its various departments, boards and bureaus in regard to the construction and maintenance of buildings and structures and in regard to health and fire protection, to the extent that the Port Authority finds it practicable so to do. The Permittee shall, within forty-eight (48) hours after its receipt of any notice of violation, warning notice, summons, or other legal process for the enforcement of any such enactment, ordinance, resolution or regulation, deliver the same to the Port Authority for examination and determination of the applicability of the agreement of lease provision thereto. Unless otherwise directed in writing by the Port Authority, the Permittee shall conform to such enactments, ordinances, resolutions and regulations insofar as they relate to the operations of the Permittee at the Airport. In the event of compliance with any such enactment, ordinance, resolution or regulation on the part of the Permittee, acting in good faith, commenced after such delivery to the Port Authority but prior to the receipt by the Permittee of a written direction from the Port Authority, such compliance shall not constitute a breach of this Permit, although the Port Authority thereafter notifies the Permittee to refrain from such compliance. Nothing herein contained shall release or discharge the Permittee from compliance with any other provision hereof respecting governmental requirements.


STANDARD ENDORSEMENT NO. 19.3
PARTICULAR FACILITY
Newark International Airport
3/15/74

         The Permittee shall promptly observe, comply with and execute the provisions of any and all present and future rules and regulations, requirements, orders and directions of the New York Board of Fire Underwriters and the New York Fire Insurance Exchange, or if the Permittee's operations hereunder are in New Jersey, the National Board of Fire Underwriters and The Fire Insurance Rating Organization of N.J., and any other body or organization exercising similar functions which may pertain or apply to the Permittee's operations hereunder. If by reason of the Permittee's failure to comply with the provisions of this Endorsement, any fire insurance, extended coverage or rental insurance rate on the Airport or any part thereof or upon the contents of any building thereon shall at any time be higher than it otherwise would be, then the Permittee shall on demand pay the Port Authority that part of all fire insurance premiums paid or payable by the Port Authority which shall have been charged because of such violation by the Permittee.

         The Permittee shall not do or permit to be done any act which

         (a) will invalidate or be in conflict with any fire insurance policies covering the Airport or any part thereof or upon the contents of any building thereon, or

         (b) will increase the rate of any fire insurance, extended coverage or rental insurance on the Airport or any part thereof or upon the contents of any building thereon, or

         (c) in the opinion of the Port Authority will constitute a hazardous condition, so as to increase the risks normally attendant upon the operations contemplated by this Permit, or

         (d) may cause or produce upon the Airport any unusual, noxious or objectionable smokes, gases, vapors or odors, or

         (e) may interfere with the effectiveness or accessibility of the drainage and sewerage system, fire-protection system, sprinkler system, alarm system, fire hydrants and hoses, if any, installed or located or to be installed or located in or on the Airport, or

         (f) shall constitute a nuisance in or on the Airport or which may result in the creation, commission or maintenance of a nuisance in or on the Airport.

         For the purpose of this Endorsement, "Airport" includes all structures located thereon.

STANDARD ENDORSEMENT NO. 22
PROHIBITED ACTS
Airports
7/13/49

Upon the execution of this Permit by the Permittee and delivery thereof to the Port Authority, the Permittee shall deposit with the Port Authority (and shall keep deposited throughout the effective period of the permission under this Permit) the sum of Twenty-Five Thousand Dollars and Zero Cents ($25,000) either in cash, or bonds of the United States of America, or of the State of New Jersey, or of the State of New York, or of the Port Authority of New York and New Jersey, having a market value of that amount, as security for the full, faithful and prompt performance of and compliance with, on the part of the Permittee, all of the terms, provisions, covenants and conditions of this Permit on its part to be fulfilled, kept, performed or observed. Bonds qualifying for deposit hereunder shall be in bearer form but if bonds of that issue were offered only in registered form, then the Permittee may deposit such bonds or bonds in registered form, provided, however, that the Port Authority shall be under no obligation to accept such deposit of a bond in registered form unless such bond has been re-registered in the name of the Port Authority (the expense of such re-registration to be borne by the Permittee ) in a manner satisfactory to the Port Authority. The Permittee may request the Port Authority to accept a registered bond in the Permittee's name and if acceptable to the Port Authority the Permittee shall deposit such bond together with an irrevocable bond power (and such other instruments or other documents as the Port Authority may require) in form and substance satisfactory to the Port Authority. In the event the deposit is returned to the Permittee any expenses incurred by the Port Authority in re-registering a bond to the name of the Permittee shall be borne by the Permittee. In addition to any and all other remedies available to it, the Port Authority shall have the right, at its option, at any time and from time to time, with or without notice, to use the deposit or any part thereof in whole or partial satisfaction of any of its claims or demands against the Permittee. There shall be no obligation on the Port Authority to exercise such right and neither the existence of such right nor the holding of the deposit itself shall cure any default or breach of this Agreement on the part of the Permittee. With respect to any bonds deposited by the Permittee, the Port Authority shall have the right, in order to satisfy any of its claims or demands against the Permittee, to sell the same in whole or in part, at any time, and from time to time, with or without prior notice at public or private sale, all as determined by the Port Authority, together with the right to purchase the same at such sale free of all claims, equities or rights of redemption of the Permittee. The Permittee hereby waives all right to participate therein and all right to prior notice or demand of the amount or amounts of the claims or demands of the Port Authority against the Permittee. The proceeds of every such sale shall be applied by the Port Authority first to the costs and expenses of the sale (including but not limited to advertising or commission expenses) and then to the amounts due the Port Authority from the Permittee. Any balance remaining shall be retained in cash toward bringing the deposit to the sum specified above. In the event that the Port Authority shall at any time or times so use the deposit, or any part thereof, or if bonds shall have been


Standard Endorsement no. 23.1 (Page 1)
Security Deposit
All Facilities            SHUTTLE ASSOCIATES, LLC D.B.A. SUPER SHUTTLE NEW YORK
6/12/87                   Federal Tax Identification No. 06-1481042
deposited, or any part thereof, or if bonds shall have been deposited and the market value thereof shall have declined below the above-mentioned amount, the Permittee shall, on demand of the Port Authority and within two (2) days thereafter, deposit with the Port Authority additional cash or bonds so as to maintain the deposit at all times to the full amount above stated, and such additional deposits shall be subject to all the conditions of this Standard Endorsement. After the expiration or earlier revocation or termination of the effective period of the permission under this Permit, and upon condition that the Permittee shall then be in no wise in default under any part of this Permit, and upon written request therefor by the Permittee, the Port Authority will return the deposit to the Permittee less the amount of any and all unpaid claims and demands (including estimated damages) of the Port Authority by reason of any default or breach by the Permittee of this Permit or any part thereof. The Permittee agrees that it will not assign or encumber the deposit. The Permittee may collect or receive any interest or income earned on bonds and interest paid on cash deposited in interest-bearing bank accounts, less any part thereof or amount which the Port Authority is or may hereafter be entitled or authorized by law to retain or to charge in connection therewith, whether as or in lieu of any administrative expense, or custodial charge, or otherwise; provided, however, that the Port Authority shall not be obligated by this provision to place or to keep cash deposited hereunder in interest-bearing bank accounts.


Standard Endorsement no. 23.1 (Page 2)
Security Deposit
All Facilities
6/12/87

     If any type of strike or other labor activity is directed against the Permittee at the Facility or against any operations pursuant to this Permit resulting in picketing or boycott for a period of at least forty-eight (48) hours which, in the opinion of the Port Authority, adversely affects or is likely adversely to affect the operation of the Facility or the operations of other permittees, lessees or licensees thereat, whether or not the same is due to the fault of the Permittee, and whether caused by the employees of the Permittee or by others, the Port Authority may at any time during the continuance thereof, by twenty-four (24) hours' notice, revoke this Permit effective at the time specified in the notice. Revocation shall not relieve the Permittee of any liabilities or obligations hereunder which shall have accrued on or prior to the effective date of revocation.





STANDARD ENDORSEMENT NO. 28
DISTURBANCES
All Facilities
6/20/51

                                                PORT AUTHORITY PERMIT NO. AX-678

                              SPECIAL ENDORSEMENTS

1. (a) The Permittee is hereby granted the nonexclusive privilege of using the routes, roads and ways of the Airports (as said term is defined in paragraph (b) of Special Endorsement No. 12 hereof) as may from time to time be designated by the Port Authority for the purpose of conducting the Permittee's business at the Airports as described in paragraphs (b) and (c) of this Special Endorsement No. 1.

    (b)   (i)     The Permittee is hereby granted the privilege to provide, and the Permittee hereby agrees to conduct the business of providing, a ground transportation service by chauffeured motor vehicle using only vehicles having a capacity of seven passengers or more, including the driver, which bear proper
                  Port Authority issued vehicle stickers, as further provided in Special Endorsement No. 15 below, for all persons (and their baggage) desiring transportation by the Permittee to and from:

                  Newark International Airport, John F. Kennedy International Airport or LaGuardia Airport on one hand and points and communities in Manhattan between 23rd Street and 96th Street from the East River to the Hudson River on the other hand, on the basis of a separate charge to each passenger using the same (the "Privileged Represented Service"). No portion of this subparagraph shall affect or limit the requirements of Standard Endorsement No. 17.1 and Special Endorsement No. 7 of the Permit.

         (ii) The Permittee is hereby granted the privilege to provide, and the Permittee hereby agrees to conduct the business of providing, a ground transportation service by chauffeured motor vehicle using only vehicles having a capacity of seven
                  (7) passengers or more, including the driver, which bear proper Port Authority issued vehicle stickers, as further provided in Special Endorsement No. 15 below, for all persons (and their baggage) desiring transportation by the Permittee to and from all other points in the metropolitan area which the Permittee notifies the Port Authority it desires to serve pursuant to subparagraph (b)(iii) below and except as provided in a notice from the Port Authority pursuant to subparagraph
                  (b)(iii) below, on the basis of a separate charge to each passenger using the same (the "Represented service"), with the exception of such points and communities as may be specified from time to time in a notice to the Permittee from the Port Authority. On the date hereof such excluded points and communities are:

                  (1) The Counties of Fairfield, New Haven and Hartford in the State of Connecticut;

                                                PORT AUTHORITY PERMIT NO. AX-678

                  (2) The vicinity of the New Jersey Turnpike-Route 1 corridor from East Brunswick south to Princeton, New Jersey (service to and from LaGuardia Airport and such points and communities set forth in this item 2 is not excluded under this Permit); or

                  (3) Yardley, Pennsylvania (service to and from LaGuardia Airport and such point set forth in this item 3 is not excluded under this Permit).

                  (4) Nassau and Suffolk Counties (service to and from Newark International Airport and such points and communities set forth in this item 4 is not excluded under this Permit).

                  No portion of this subparagraph shall affect or limit the requirement of Standard Endorsement No. 17.1 and Special Endorsement No. 7 of this Permit.

         (iii) The Privileged Represented Service and the Represented Service set forth in this paragraph (b), are sometimes in this Permit collectively called the "Shared Ride Service". The Permittee shall give notice to the Port Authority and keep the Port Authority advised at all times in writing of the points and communities with respect to which it operates the Shared-Ride Service, the schedules and fares to be maintained by the Permittee with respect to all or any part of the Shared Ride Service and the schedules required to be maintained by the Permittee with respect to the Shared Ride Service by any regulatory agency whose franchise or license, together with this Permit, authorizes the operation of the Shared Ride Service hereunder. Such written notice of changes in points and communities served, schedules and fares shall be given to the Port Authority at least ten (10) working days in advance of the planned changes. The Permittee shall give to the Port Authority such further written information with respect to the schedules or other aspects of the Shared Ride Service as the Port Authority may from time to time and at any time request. Changes in points and communities served, schedules and fares shall go in effect as requested by the Permittee, except as otherwise provided in a notice to the Permittee from the Port Authority. The Permittee hereby acknowledges that its application for a permit is based on its desire and intention to provide regular service for airline passengers between the Airports and the points and communities as set forth above, and not for the ancillary opportunity to engage in the Additional Service, as such term is defined below, at the Airports. The foregoing acknowledgment by the Permittee is a special inducement and consideration to the Port Authority in entering into this Permit with the Permittee.

         (iv) The Permittee shall not carry persons or baggage whose origin and destination are each at one of the Airports except with the prior written consent of the Port Authority.

(c)      (i)      The Permittee shall operate the Privileged Represented Service on the schedule as submitted in its response to the Request
                  For Proposal issued by the Port

                                                PORT AUTHORITY PERMIT NO. AX-678

                           Authority dated August 1996 which in any event shall include service during all hours of flight activity sufficient to meet passenger demand and shall be at a minimum of at least one arrival and one departure from each Airport hereunder every two (2) hours, every day during the day, during the hours from 7:00 am to midnight, seven days a week, except as is otherwise authorized by the Port Authority in writing.

                  (ii) The Permittee shall operate the Represented Service during all hours of flight activity sufficient to meet passenger demand and shall be at a minimum of at least one arrival and one departure from each Airport hereunder every two (2) hours, every day during the day, during the hours from 7:00 am to midnight seven days a week except as is otherwise authorized by the Port Authority in writing.

         (d) The Permittee is hereby granted the additional nonexclusive privilege to provide a chauffered motor vehicle service (the "Additional Service") to, at and from the Airports to persons who desire the same using only vehicles having a capacity of seven passengers or more, including the driver, which bear proper Port Authority issued vehicle stickers as further provided in Special Endorsement No. 15 below. The Additional Service shall mean the service by the Permittee of providing an entire vehicle and its driver to one customer, on the basis of a per vehicle charge and where the service is not "Charter Bus Service", as such term is defined below. It is hereby expressly understood and agreed that the privilege granted under this Permit to provide the Additional Service shall not include providing said service to a customer who is an Aircraft Operator and the Permittee hereby expressly agrees that it shall not provide the Shared Ride Service or the Additional Service to an Aircraft Operator, or to the passengers of an Aircraft Operator when such service is arranged by the Aircraft Operator or its employees, unless the Permittee has a separate permit or permits issued by the Port Authority authorizing such service. In no event shall the Permittee indirectly or directly utilize its personnel (except as specifically authorized in writing by the Port Authority) or facilities at the Airports to carry on or conduct any business operation or service at the Airports other than as specifically set forth herein.

         (e)      The term "Aircraft Operator" as used in this Permit shall mean
                  (i) a person, as such term is defined below, owning one or more aircraft which are not leased or chartered to any other Person for operation, and (ii) a Person owning one or more aircraft which are leased or chartered for operation, whether the aircraft so owned, leased or chartered are military or non-military, or are used for private business, pleasure or governmental business, or for carrier or non-carrier operations, or for scheduled or nonscheduled operations or otherwise. Said phrase shall not mean the pilot of an aircraft unless he is also the owner or lessee thereof or a Person, as such term is defined below, to whom it is chartered.

         (f) The term "Person" as used in this Permit shall mean not only a natural person, corporation or other legal entity, but also two or more natural Persons, corporations or other legal entities acting jointly as a firm, partnership, unincorporated association, consortium joint adventurers or otherwise.

                                                PORT AUTHORITY PERMIT NO. AX-678


      (g) To qualify for the "Charter Bus Service" exclusion, the service of the Permittee must meet all of the requirements set forth in the definition of "Charter Bus Service." The term "Charter Bus Service" as used in this Permit shall mean the service of the Permittee of
            (i) providing a bus to a corporation or other commercial, religious or eleemosynary entity for the ground transportation of Persons to or from the Airports, but not between any Airports operated by the Port Authority; (ii) where the bus used by the Permittee therefor has a seating capacity of at least twenty-five (25) passengers including the driver; (iii) where the customer pays for the service on the basis of the number of bus trips, mileage, time or some other basis but not on the basis of the number of passengers carried; and
            (iv) where the payment is made on the basis of accounts receivable and payable and not on a cash basis. The foregoing deletion of the Charter Bus Service from the Additional Service shall not create or be deemed to create as to the Permittee or any third party a precedent or a waiver by the Port Authority of its right to include charter bus service as part of the Additional Service or as part of the privilege under any other permit which may be issued by the Port Authority in the future. Accordingly, the Port Authority shall have the right at any time in its sole and absolute discretion on sixty
            (60) days' written notice to the Permittee to delete the provisions of this paragraph (g), and from and after the effective date of such notice, vehicles used to provide the Charter Bus Service shall be subject to the requirements of this Permit with respect to the Additional Service including without limitation the payment of fees. The Port Authority agrees that it shall not give such notice unless at the same time the Port Authority serves similar notices on all Persons who have permits with the Port Authority at the Airport granting them the privilege of providing the Additional Service.

      (h) The Permittee acknowledges and agrees that Persons may at any time during the effective period of this Permit receive a permit or permits from the Port Authority granting the privilege of carrying employees or passengers of an Aircraft Operator to and from an Airport, the reservation or arrangement for such having been made by or through the Aircraft Operator or its employees or agents.

      (i) It is further understood and agreed that notwithstanding the definition of the Shared Ride Service or the Additional Service as hereinbefore set forth, the Permittee shall not provide said service to and from points within the Central Terminal area of the Airports (said Central Terminal Area being the areas where the airline passenger terminal facilities are located).

      (j) The Permittee shall have no right hereunder to carry on or conduct any business operation or service at the Airports other than as specifically set forth herein. The Permittee shall not solicit business on the public areas of the Airports and the use, at any time, of hand or standard megaphones, loudspeakers or any electric, electronic or other amplifying devices or the distribution of written materials, except as otherwise authorized by the Port Authority, in writing, is hereby expressly prohibited.

                                                PORT AUTHORITY PERMIT NO. AX-678


   2. (a) The Permittee shall pay a fee hereunder of Twenty-two Dollars and Sixty-five Cents ($22.65) per calendar month, per seat (including the driver's seat) in each vehicle (i) operated by the Permittee hereunder to provide either the Shared Ride Service or the Additional Service at any time during the calendar month or (ii) which vehicle had a Port Authority vehicle sticker issued to it pursuant to Special Endorsement No. 15 below at any time during such calendar month. (The number of seats in each such vehicle shall be based on the actual number of seats in such vehicle with the seating information appearing on the vehicle registration to be utilized unless the actual number of seats is at variance or except as may be otherwise determined by the Port Authority.) The Port Authority shall bill the Permittee for fees due for the preceding calendar month, which payment shall be due on presentation of the bill by the Port Authority. Such billings shall be based on requests by the Permittee for vehicle stickers pursuant to Special Endorsement No. 15 below, which billings shall be subject to change by the Port Authority including without limitation changes based on the Port Authority's determination of the actual number of vehicles (i) used by the Permittee hereunder during the preceding calendar month or (ii) which had issued to it a vehicle sticker at any time during the preceding calendar month. Each vehicle sticker surrendered in accordance with the requirements of Special Endorsement No. 15 (c) which is replaced during the same calendar month with another vehicle sticker which is outstanding for the remainder of the calendar month shall be fee payable based on the number of seats in the vehicle for which the sticker was issued on the last day of such calendar month.

            (b) In the event this Permit commences on other than the first day of a calendar month the fee hereunder shall be prorated based on the actual number of the days in such calendar month. In the event this Permit is revoked by the Port Authority effective on a date other than the last day of a calendar month the fee hereunder shall be prorated based on the actual number of the days in such calendar month. There shall be no abatement or reduction of the fee in the event the Ground Transportation Center Provisions, as such term is defined below, are suspended or revoked as provided below. In the event of any change in the number of vehicles operated by the Permittee under this Permit in a calendar month during the effective period of this Permit, there shall be no abatement of the fee hereunder for any calendar month during which a vehicle was operated under this Permit or had issued to it a vehicle sticker under this Permit.

            (c) Payments made hereunder shall be sent to the following address and shall include the Port Authority permit number on the face of the check:

                      The Port Authority of New York and New Jersey
                      P. O. Box 17309
                      Newark, New Jersey 07194

      3. The terms and provisions of this Special Endorsement No. 3 shall be herein referred to in this Permit as the "Ground Transportation Center Provisions".

                                                PORT AUTHORITY PERMIT NO. AX-678

      (a) The Port Authority now operates one or more Consolidated Ground Transportation Information and Reservation Service Centers (hereinafter singly or collectively, as the case may be, called the "Center" or the "Centers") in airline terminal buildings ("Terminals) located at the Airports. The Centers are operated to
            (i) provide schedule, fare and other information to the public and
            (ii) to book trips through Center Personnel, as such term is defined below, to and from the Airport for patrons of various Port Authority Permittees providing Shared-Ride Service which are in good standing under their permits. The Port Authority may commence the operation of additional Centers in the future. The Permittee acknowledges and agrees that the provisions of this Special Endorsement shall control the relationship of the Permittee and the Port Authority regarding the Centers, regardless of when they were or may be established.

      (b) The Centers shall be the sole means by which the Permittee is represented in Terminals having such Center or Centers. The Permittee shall be represented at each such Center.

      (c) The Port Authority will use reasonable efforts to engage a third party contractor or contractors who will agree to staff the Centers approximately sixteen hours per day (except as may be otherwise determined by the Port Authority) with an individual, or individuals ("Center Personnel"), who will provide services to the extent practical, including without limitation, generally the following:

            (i) Use rate and schedule data compiled from information provided by Port Authority permittees to provide information to the public about available services;

            (ii)  Make advance bookings for members of the public;

            (iii) Coordinate passenger departures with permittee
                  representatives,

            (iv)  Announce departures to passengers; and

            (v) Such other services as the Port Authority may, in its discretion, deem appropriate.

            Facilities provided at the Centers may include self service telephone equipment to be used by the public for toll-free calling to the Permittee hereunder at the expense of the Permittee as well as other Port Authority permittees. The Permittee, upon notice from the Port Authority, shall furnish a toll-free telephone number for use hereunder. The telephone equipment shall be used by the Permittee and its customers solely in connection with the Shared Ride Service and the Additional Service hereunder unless the Permittee holds another Port Authority permit specifically authorizing other usage of the telephone equipment.

      (d) The Port Authority may, by notice, elect to cease operation of a Center or Centers effective at least twenty-four (24) hours after written notice thereof is delivered to the

                                                PORT AUTHORITY PERMIT NO. AX-678

            Permittee. Such cessation of operation of a Center or all the Centers shall not be deemed a revocation of this Permit.

      (e) The Port Authority reserves the right to relocate or change the configuration of the Centers or any of them. The Port Authority shall notify the Permittee at least twenty-four (24) hours prior to such relocation or change.

      (f) Without limiting the generality of any other provision of this Permit, the Permittee's rights under the Ground Transportation Center Provisions may be revoked without cause, with respect to one or more Centers, upon thirty (30) days' written notice by the Port Authority, provided, however, that the Ground Transportation Center Provisions may be revoked on twenty-four hours' notice, with respect to one or more or all Centers if the Permittee shall fail to keep, perform and observe each and every promise, agreement, condition, term and provision contained in this Permit including those contained in the Ground Transportation Center Provisions, including but not limited to the obligation to pay the fees due under this Permit or to properly display a currently valid vehicle sticker as provided in Special Endorsement No. 15 below. Revocation of the Permittee's rights under the Ground Transportation Center Provisions shall not abate, reduce or affect the obligation of the Permittee to pay fees hereunder.

      (g) Without limiting the generality of any other provision of this Permit, the Permittee's rights under the Ground Transportation Center Provisions may be suspended, with or without cause, with respect to one or more Centers, upon twenty-four (24) hour's written notice by the Port Authority for the period, not to exceed thirty
            (30) days, stated in such notice, provided however, that the suspension of the Permittees rights under the Ground Transportation Center Provisions shall not abate, reduce or affect the obligation of the Permittee to pay fees hereunder. The effective period of any such suspension shall be extended to include the period ending on the date of revocation by the Port Authority, if notice thereof shall be given by the Port Authority during any such period of suspension.

      (h) The Port Authority reserves the right, in its discretion, to utilize Port Authority personnel in lieu of such Center Personnel as described above, and in such event such Port Authority personnel shall be "Center Personnel" under this Permit.

      (i) The Port Authority assumes no responsibility for any deficiencies in, or interruption of, operation of the Centers not caused by the Port Authority's willful misconduct.

      (j) Without limiting any other provision of this Special Endorsement, the Port Authority shall not be responsible either for collecting fees due to the Permittee from passengers utilizing its services offered hereunder, or for making the Permittee whole in connection with such fees as may remain unpaid.

      (k) The Permittee agrees that it will cooperate fully with the Port Authority and its contractors to achieve the operation of Centers which serve the public in a first class manner as determined by the Port Authority.

                                                PORT AUTHORITY PERMIT NO. AX-678

      (l) The Permittee agrees that it will pickup passengers who have requested transportation with it, either directly or through Center Personnel within 15 minutes of its promised pickup time.

      (m) The Port Authority reserves the right to publish or post information at the Ground Transportation Centers or elsewhere relative to the standards of service provided by the Permittee.

      (n) No portion of this Special Endorsement shall affect the Port Authority's rights of revocation contained elsewhere in this Permit.

   4. (a) During the effective period of this Permit, the Port Authority will not provide schedule or fare information through personnel at the Ground Transportation Centers regarding more than one other provider of Shared-Ride Service to the geographic area to which the Permittee operates the Permitted Shared-Ride Service except for High Volume Scheduled Coach Service, Incidental Scheduled Coach Service and Public Transportation Alternative Service as such terms are defined below. In addition, personnel at the Ground Transportation Centers may inform patrons of the availability of For-Hire Service, Non-Represented Shared Ride Service, and Waterborne and Airborne Transportation Service, as such terms are defined below.



   (b) "High Volume Scheduled Coach Service" is any service which is so classified by the Port Authority. As of June 1, 1996, such High Volume Scheduled Coach Service is any service which carries at least 30,000 passengers per month to and from the Airport with at least eighty-five (85) percent of the passengers being transported in buses having twenty-five or more seats, including the driver's seat, and the operator of which does not operate any other service to and from the Airport. A High Volume Scheduled Coach Service provider may represent its service in one or more terminals at the Airports at or adjacent to the Ground Transportation Centers or be represented by the Port Authority or its contractors at the Ground Transportation Centers in a similar manner to the representation provided to the Permittee.

      (c) "Incidental Scheduled Coach Service" is any service operated on a scheduled basis exclusively in buses having twenty-five (25) or more seats including the driver's seat serving a metropolitan area at least fifty (50) miles from the Airport, which makes a stop at the Airport, and which stop is incidental to stops at other major transportation facilities such as the Port Authority Bus Terminal in midtown Manhattan. Ground Transportation Center personnel may give schedule and fare information regarding such services.

      (d) "Public Transportation Alternative Service" includes local scheduled public bus service, subway, Amtrak and commuter railroad service and taxi service. Ground Transportation Center personnel may give schedule and fare information regarding such services.

                                                PORT AUTHORITY PERMIT NO. AX-678

         (e) "For-Hire Service" is any service operated using vehicles having six or fewer seats, including the driver's seat, on the basis of a per vehicle charge. Ground Transportation Center personnel give general information regarding such service which service is available through self-service telephone boards at or adjacent to such Centers.

         (f) "Non-Represented Shared-Ride Service" is any service operated in vehicles having seven or more seats, including the driver's seat, with fares payable on the basis of a separate charge to each passenger, the operator of which service does not have a Privileged Represented Ground Transportation Service Permit or Represented Ground Transportation Service Permit from the Port Authority. In the event that a passenger is seeking service other than the Privileged Represented Service or Represented Service, a list of entities, generally offering Non-Represented Shared-Ride Service may be distributed by personnel at the Ground Transportation Centers and the passenger will be free to arrange transportation using a public telephone.

         (g) "Waterborne and Airborne Transportation Service includes ferries and helicopters. Passengers may obtain such service via shuttle vans or buses operated by either the waterborne or airborne transportation provider or its contractor(s) or the Port Authority or its contractor(s). Information about such providers may be made available through the Ground Transportation Centers.

         (h) "Privileged Represented Service" is any service operated in vehicles having seven or more seats, including the driver's seat, with fares payable on the basis of a separate charge to each passenger, to points and communities designated by the Port Authority, the Port Authority having granted to the operator thereof a Permit which provides that only such operators will be represented at the Ground Transportation Centers with respect to such service as and to the extent provided in such Permit.

         (i) The Port Authority reserves the right to modify the representation of High Volume Scheduled Coach Service, Incidental Scheduled Coach Service, For-Hire Service and Public Transportation Alternative Service by personnel at the Ground Transportation Centers if operational conditions at the Airports make the same advisable.

5. The Permittee has advised the Port Authority that it desires to operate all or a portion of either or both the Shared Ride Service and the Additional Service hereunder by means of independent contractor arrangements whereby the driver of each vehicle used in performing the Shared Ride Service and the Additional Service (hereinafter in this Permit called the "Independent Contractor Services") will conduct the same on behalf of the Permittee under a form of written agreement (such agreements being hereinafter in this Permit being called the "Independent Contractor Agreements") entered into between the Permittee and each such driver (such drivers being hereinafter in this Permit being called the "Independent Contractor Drivers"). The Port Authority has no objection to the use of the Independent Contractor Drivers to conduct the Independent Contractor Services, as aforesaid, notwithstanding any provision of Section No. 2 of the Terms and Conditions of this Permit or Standard Endorsement No. 12.1 which may conflict or be inconsistent herewith, provided that:

                                                PORT AUTHORITY PERMIT NO. AX-678

         (vi) The Permittee shall keep and make available to the Port Authority for the time period specified for records in Standard Endorsement No. 2.8 hereof, all Independent Contractor Agreements which it has or may enter into and shall furnish copies thereof to the Port Authority upon request.

         (vii) The Permittee shall provide to the Port Authority for the time period specified in subparagraph (f) such information, data and documents as the Port Authority may request from time to time in connection with the Permittee's Independent Contractor Drivers, including but not limited to, the names and addresses of the Independent Contractor Drivers.

         (viii) Without limiting the generality of the provisions of Standard Endorsement No. 17.3 of this Permit and any other provisions contained in this Permit regarding compliance with governmental requirements and the maintenance of required governmental permissions, the Permittee shall procure and maintain all required licenses, certificates, permits, franchises or other authorizations from all governmental authorities having or asserting jurisdiction over the use of Independent Contractor Drivers by the Permittee hereunder. The requirements of the previous sentence shall include without limitation compliance by the Permittee and all Independent Contractor Drivers with all applicable federal and state statutes or regulations regarding securities or franchising. The foregoing may include requirements of the United States Securities and Exchange Commission, the Trade Practice Regulation of the Federal Trade Commission set forth in 16 CFR, Part 436, as well as any applicable requirements of the State of New Jersey, the State of New York (including without limitation Articles 23(a) and 33 of the General Business Law) and any other State having jurisdiction.

         (ix) The Permittee shall include in all Independent Contractor Agreements it may enter into during the effective period of this Permit and shall amend, effective as of a date prior to the effective date of this Permit, all Independent Contractor Agreements which it has entered into prior to the effective date of this Permit to include, the following provision:

                  "Notwithstanding any other provision of this Agreement, the Driver (by which is meant the independent contractor or franchisee) acknowledges and agrees that any privilege permit which the Ground Transportation Operator (by which is meant the franchiser or the supplier) has or may enter into with the Port Authority of New York and New Jersey for the conduct of ground transportation operations to, at and from any Port Authority Airport provides that the Port Authority has no business relationship with any Driver but only with the Ground Transportation Operator (the Ground Transportation Operator being called, in such Port Authority Permit, the "Permittee") and that the Permittee has and has under this Agreement (of which this provision is a part) all the rights and powers with respect to Drivers necessary to insure and enforce immediate and full compliance by the Drivers with all of the agreements and

                                                PORT AUTHORITY PERMIT NO. AX-678

            undertakings of the Permittee under such Permit, including the right of the Port Authority to object to the demeanor, conduct and appearance of Drivers and the obligation of the Permittee to remove the cause of such objection. Such Port Authority Permits provide for revocation by the Port Authority without cause on thirty (30) days' written notice to the Permittee. Any consent by the Port Authority to the use of Drivers contained in such Permit may be separately revoked by the Port Authority without cause on thirty (30) days' written notice to the Permittee. The Permit specifically provides that nothing therein contained shall create or shall be deemed to create any relationship between the Port Authority and any Driver. The Permit provides that the Ground Transportation Operator and Drivers must comply with any and all federal state statutes and regulations, which may be applicable to this Agreement and the arrangement created hereby including, without limitation those of the U.S. Federal Trade Commission and the U.S. Securities and Exchange Commission and those of the Attorney General of the State of New York. The Driver and the Ground Transportation Operator both hereby agree that the Port Authority is a third-party beneficiary of the agreement contained in this paragraph."


6. The Permittee shall furnish to the Port Authority upon the request of the Port Authority therefore at any time and from time to time a copy of its most recent certificate of public convenience and necessity or equivalent certificate issued by the Department of Transportation of the State of New York, the Department of Transportation of the State of New Jersey, any certificate of public convenience and necessity issued by the Interstate Commerce Commission of the United States of America and any similar license or certificate issued by any municipal or other regulatory body.


7. Without limiting the provisions of Standard Endorsement No. 17.1, the Permittee, in its own name, shall procure and maintain in full force and effect throughout the effective period of the permission granted under this Permit, all licenses, certificates, permits, franchises or other authorization over the operations of the Permittee, which may be necessary for the conduct of its operations, either at the Airports or in rendering the service of which its operation at the Airports is a part. Neither the issuance of this Permit nor anything contained therein shall be or be construed to be a grant of any franchise, consent, license, permit, right or privilege of any nature or kind whatsoever to operate omnibuses, taxicabs or any other vehicles or conveyances carrying passengers or property, whether for hire or otherwise, outside the Airports, or over the public streets or roads of or located in any municipality of the States of New York or New Jersey.

8. The Permittee shall not permit any of its employees to enter the Airport terminals except for drivers actively engaged in loading passengers having already made arrangements with the

                                                PORT AUTHORITY PERMIT NO. AX-678

13. All advertising and other forms of publicity made by the Permittee in connection with this Permit shall be subject to the prior and continuing approval of the Port Authority.


14.   (a)  The Permittee shall promptly report in writing to the Manager of the
           Facility all accidents whatsoever arising out of or in connection with its operations hereunder and which result in death or injury to persons or damage to property, setting forth such details thereof as the Port Authority may desire.



      (b) In addition to and without limiting the other obligations of the Permittee under this Permit, the Permittee, with respect to each vehicle operated by it, in its own name as insured and including the Port Authority as an additional insured, shall maintain and pay the premiums on the following described policy or policies of insurance in not less than the following limits which shall cover its operations hereunder and shall be effective during the effective period of this Permit:

            (i) Comprehensive General Liability Insurance covering airport operations and covering bodily injury including wrongful death, and property damage which shall not exclude property damage to any property in the care, custody or control of the Permittee, in the minimum amount of $2,000,000 combined single limit for each occurrence.

            (ii) With respect to each vehicle having a seating capacity of fifteen (15) or less passengers: Comprehensive Automobile Liability Insurance to include owned, non-owned and hired vehicles, as applicable, listing the Vehicle Identification Number (VIN) for each vehicle, covering bodily injury including wrongful death, and property damage, which shall not exclude property damage to any property in the care, custody or control of the Permittee, in the minimum amount of $1,500,000 combined single limit for each occurrence.

            (iii) With respect to each vehicle having a seating capacity of sixteen (16) or more passengers: Comprehensive Automobile Liability Insurance to include owned, non-owned and hired vehicles, as applicable, listing the Vehicle Identification Number (VIN) for each vehicle covered, covering bodily injury, including wrongful death, and property damage, which shall not exclude property damage to any property in the care, custody or control of the Permittee, in the minimum amount of $5,000,000 combined single limit for each occurrence.

      (c) The Permittee shall secure as part of each said policy of insurance a contractual liability endorsement covering the obligations of the Permittee, none of the foregoing policies to contain any exclusion for bodily injury to or sickness, disease or death of any employee of the Permittee which would conflict with or in any way impair coverage on the contractual liability endorsement. The insurance required hereunder shall also provide or contain an endorsement providing that the protections afforded the Permittee thereunder with respect to any claim or action by a third person shall pertain and apply with like effect with respect to any claims or actions against the Permittee by the Port

                                       16